As filed with the Securities and Exchange Commission on December 11, 2008

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ResMed Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	98-0152841 (I.R.S. Employer Identification Number)

14040 Danielson Street

Poway, California 92064-6857

(Address of Principal Executive Offices including Zip Code)

AMENDED AND RESTATED RESMED INC.

2006 INCENTIVE AWARD PLAN

(Full Title of the Plan)

DAVID PENDARVIS Senior Vice President, General Counsel and Secretary ResMed Inc. 14040 Danielson Street Poway, California 92064-6857 (858) 746-2400	Copy to: Regina M. Schlatter, Esq. Latham & Watkins LLP 650 Town Center Drive, Twentieth Floor Costa Mesa, California 92626 (714) 540-1235

(Name and Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $.004 per share	2,100,000	$35.71	$74,991,000	$2,948

(1)	The Amended and Restated ResMed Inc 2006 Incentive Award Plan (the “Plan”) currently authorizes the issuance of 9,900,000 shares of the Registrant’s common stock, par value $0.004 (including the shares registered hereby). The Registrant has previously registered 7,800,000 shares for issuance under the Plan, representing the initial authorized number of shares. This registration statement is registering the additional 2,100,000 shares previously authorized by the Registrant’s stockholders for issuance under the Plan.
In accordance with Rule 416(a) of the Securities Act of 1933, as amended, this registration statement will also cover any additional shares of common stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.
(2)	Estimated solely for the purposes of calculating the registration fee under Rule 457(h) and (c) under the Securities Act of 1933, as amended (the “Securities Act”), and is based on the average of the high and low sales price ($35.71) of the Common Stock, as reported on the New York Stock Exchange on December 4, 2008, for the 2,100,000 additional shares issuable under the Plan.

Proposed issuances to take place as soon after the effective date of the Registration Statement as practicable.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We are not filing with or including in this Form S-8 the information called for in Part I of Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

The Plan currently authorizes the issuance of 9,900,000 shares of the Registrant’s common stock, par value $0.004 (which includes the shares being registered hereby). The Registrant has previously registered 7,800,000 shares for issuance under the Plan by a Registration Statement on Form S-8 filed with the Commission on January 31, 2007, Registration No. 333-140351 (the “Prior Registration Statement”), representing the initial authorized number of shares. This registration statement is registering the additional 2,100,000 shares previously authorized by our stockholders for issuance under the Plan. The contents of the Prior Registration Statement are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document that is incorporated by reference herein or therein.

Experts

The consolidated financial statements and schedules of ResMed Inc. and its subsidiaries as of June 30, 2008 and 2007, and for each of the years in the three-year period ended June 30, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2008 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Item 8. Exhibits

See Index to Exhibits on page 7.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, ResMed Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused and authorized the officers whose signatures appear below to sign this Registration Statement on its behalf by, in the City of Poway, State of California, USA, and in the City of Sydney, State of New South Wales, Australia on December 10, 2008.

RESMED INC.

By:	/s/ Kieran Gallahue
Kieran Gallahue, Chief Executive Officer and President

By:	/s/ Brett Sandercock
Brett Sandercock, Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Kieran Gallahue and Brett Sandercock as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of December 10, 2008.

Signature	Title

/s/ Kieran Gallahue	Chief Executive Officer and President (Principal Executive Officer)
Kieran Gallahue

/s/ Brett Sandercock	Chief Financial Officer (Principal Financial and Accounting Officer)
Brett Sandercock

/s/ Peter C. Farrell	Executive Chairman of the Board
Peter C. Farrell

/s/ Gary W. Pace	Director
Gary W. Pace

/s/ Michael A. Quinn	Director
Michael A. Quinn

/s/ Christopher G. Roberts	Director
Christopher G. Roberts

/s/ Richard Sulpizio	Director
Richard Sulpizio

/s/ Ronald Taylor	Director
Ronald Taylor

/s/ John Wareham	Director
John Wareham

INDEX TO EXHIBITS

EXHIBIT

4.1	Form of Certificate Evidencing Shares of Common Stock (Incorporated by reference in the Company’s Registration Statement on Form S-1 (No. 333-91094) declared effective on June 1, 1995).

4.3	Indenture dated as of June 20, 2001 between ResMed Inc. and American Stock Transfer & Trust Company (Incorporated by reference in the Company’s Report on Form 10-K dated June 30, 2001).

4.4	Registration Rights Agreement dated as of June 20, 2001 by and between ResMed Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Banc Alex Brown Inc., William Blair & Company, L.L.C., MacQuarie Bank Limited and UBS Warburg LLC (Incorporated by reference in the Company’s Report on Form 10-K dated June 30, 2001).

4.5	Registration Rights Agreement dated as of May 14, 2002 between ResMed Inc., and Mr. Leslie Hoffman (Incorporated by reference in the Company’s Report on Form 10-K dated June 30, 2001).

5.1*	Opinion of David Pendarvis

10.1	Amended and Restated 2006 Incentive Award Plan (Incorporated by reference in the Company’s 2008 Proxy Statement).

23.1*	Consent of David Pendarvis (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP

24*	Power of Attorney (included in the signature page to this Registration Statement).

*  Filed herewith.

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